UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                            _________________________


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                     Date of Report
                     (Date of earliest
                     event reported): June 11, 1998



                          National Research Corporation
             (Exact name of registrant as specified in its charter)



             Wisconsin                  0-29466              47-0634000
    (State or other jurisdiction    (Commission File       (IRS Employer
          of incorporation)             Number)         Identification No.)



                        1033"O" Street, Lincoln, Nebraska 68508
              (Address of principal executive offices including zip code)


                                    (402) 475-2525
                           (Registrant's telephone number)

             The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated June 11, 1998 to provide in its entirety as follows:

   Item 7.   Financial Statements and Exhibits.

        (a)  Financial Statements of Business Acquired   Healthcare Research
             Systems, Ltd.

             Independent Auditors' Report

             Audited Financial Statements:

                  Balance Sheet as of December 31, 1997

                  Statement of Operations for the year ended December 31,
                  1997

                  Statement of Members' Equity for the year ended
                  December 31, 1997

                  Statement of Cash Flows for the year ended December 31,
                  1997

             Notes to Financial Statements

             Unaudited Financial Statements:

                  Condensed Balance Sheets as of March 31, 1998 and December 31, 1997

                  Condensed Statements of Operations for the three months ended March 31, 1998 and 1997

                  Condensed Statement of Cash Flows for the three months ended March 31, 1998 and 1997

             Notes to Condensed Financial Statements

        HEALTHCARE RESEARCH SYSTEMS, LTD.

        Financial Statements

        December 31, 1997

   Independent Auditors' Report



   The Board of Directors
   Healthcare Research Systems, Ltd.:


   We have audited the accompanying balance sheet of Healthcare Research Systems, Ltd. (the Company) as of December 31, 1997 and the related statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Research Systems, Ltd. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


   /s/ KPMG Peat Marwick LLP


   Lincoln, Nebraska
   May 30, 1998

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Balance Sheet

   December 31, 1997


                                 Assets (Note 2)

   Current assets:
    Cash                                                         $      7,009
    Trade accounts receivable                                       1,378,712
    Unbilled revenues                                                 287,810
    Prepaid expenses and other                                          8,698
                                                                    ---------
   Total current assets                                             1,682,229
                                                                    ---------
   Property and equipment:
    Furniture and equipment                                           439,871
    Computer equipment                                                645,716
    Computer software                                                 133,605
                                                                    ---------
                                                                    1,219,192

   Less accumulated depreciation                                      339,468
                                                                    ---------
   Net property and equipment                                         879,724
                                                                    ---------
   Other assets:
    Organizational costs, net of accumulated amortization of
      $40,397                                                          52,826
    Goodwill, net of accumulated amortization of $8,155                48,302
    Other assets                                                      117,103
                                                                    ---------
   Total other assets                                                 218,231
                                                                    ---------
   Total assets                                                  $  2,780,184
                                                                    =========

                  Liabilities and Members' Equity

   Current liabilities:

    Current portion of long-term debt                                 130,375
    Notes payable to bank                                             661,000
    Current portion of capital lease obligations                       12,450
    Leasehold obligations                                              76,223
    Accounts payable and accrued expenses                             381,459
    Accrued wages                                                      92,554
    Accrued vacation                                                   84,537
    Billings in excess of revenues earned                             778,459
                                                                    ---------
   Total current liabilities                                        2,217,057
                                                                    ---------
   Capital lease obligations, net of current portion                   48,581
   Long-term debt, net of current portion                             176,520
                                                                    ---------
   Total liabilities                                                2,442,158
                                                                    ---------
   Members' equity                                                    338,026

   Commitments and contingencies
                                                                    ---------
   Total liabilities and members' equity                         $  2,780,184
                                                                    =========

   See accompanying notes to financial statements.

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Statement of Operations

   Year ended December 31, 1997

   Revenues                                                    $   6,516,162
                                                                   ---------
   Operating expenses:
      Direct expenses                                              3,795,928
      Selling, general, and administrative                         3,173,280
      Depreciation and amortization                                  271,161
                                                                   ---------
   Total operating expenses                                        7,240,369
                                                                   ---------
   Operating loss                                                   (724,207)
                                                                   ---------
   Other income (expense):
      Interest income                                                  7,037
      Interest expense                                               (63,297)
      Other, net                                                       3,726
                                                                   ---------
   Total other income                                                (52,534)
                                                                   ---------
   Net loss                                                    $    (776,741)
                                                                   =========


   See accompanying notes to financial statements.

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Statement of Members' Equity

   For the year ended December 31, 1997



   Balance at December 31, 1996                                $   1,166,940
   Net loss                                                         (776,741)
   Capital contributions                                             210,000
   Distributions to members                                         (262,173)
                                                                   ---------
   Balance at December 31, 1997                                $     338,026
                                                                   =========

   See accompanying notes to financial statements.

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Statement of Cash Flows

   Year ended December 31, 1997


   Cash flows from operating activities:
      Net loss                                          $      (776,741)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
            Depreciation and amortization                       271,161
            Changes in assets and liabilities:
             Trade accounts receivable                         (750,767)
             Unbilled revenues                                  (65,098)
             Prepaid expenses and other                          (2,019)
             Other assets                                      (126,656)
             Accounts payable and accrued
               expenses                                         338,459
             Accrued wages                                       12,425
             Accrued vacation                                    44,428
             Billings in excess of revenues
               earned                                           208,122
                                                              ---------
   Net cash used in operating activities                       (846,686)
                                                              ---------
   Cash flows used in investing activities-
     Purchases of property and equipment                       (460,937)
                                                              ---------
   Cash flows from financing activities:
     Capital contributions                                      210,000
     Distributions to members                                  (262,173)
     Payments on capital lease obligations                      (10,169)
     Payments on leasehold obligations                          (18,375)
     Borrowings under line of credit                          2,366,000
     Payments on line of credit                              (1,705,000)
     Proceeds from issuance of long-term debt                   200,000
     Payments on long-term debt                                 (86,226)
                                                             ----------
   Net cash provided by financing activities                    694,057
                                                            -----------
   Net decrease in cash                                        (613,566)

   Cash at beginning of period                                  620,575
                                                            -----------
   Cash at end of period                               $          7,009
                                                            -----------
   Supplementary disclosures:
     Cash paid for interest                            $         57,186
                                                            -----------
     Noncash investing and financing
      activities:
          In 1997, the Company acquired equipment and leasehold improvements by incurring capital lease obligations of $71,200 and leasehold obligations of $87,115.


   See accompanying notes to financial statements.

   Notes to Financial Statements

   December 31, 1997


   (1) Summary of Significant Accounting Policies

       (a)  Description of Business and Basis of Presentation

       Healthcare Research Systems, Ltd. (the Company) is a provider of survey-based performance measurement, analysis, and tracking services to the healthcare industry. The Company provides market research services to hospitals and insurance companies. One client accounted for 18.3% of total revenues in 1997. This client canceled its primary contract for survey services in the fourth quarter of 1997. This contract for services comprised substantially all of the revenues derived from this customer in 1997.

       (b)  Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (c)  Revenue Recognition

       The Company derives a substantial majority of its operating revenues from renewable performance measurement services. Under those services, the Company provides interim and annual performance tracking to its clients under client service contracts, although such contracts are generally cancelable on short or no notice without penalty.

       The Company recognizes revenues from its performance measurement services using the percentage of completion method of accounting. These services typically include a series of surveys and deliverable reports in which the timing and frequency vary by contract. Progress on a contract can be tracked reliably and customers are obligated to pay as services are performed. The recognized revenue is the percent of estimated total revenues that incurred costs, number of surveys and direct labor hours to date, bear to estimated totals after giving effect to estimates to complete based upon most recent information. Losses expected to be incurred on jobs in progress are charged to income as soon as such losses are known. Revenues earned on contracts in progress in excess of billings are classified as a current asset. Amounts billed in excess of revenues earned are classified as a current liability. Client projects are generally completed within a twelve-month period.

       (d)  Property and Equipment

       Property and equipment is stated at cost. Major expenditures to purchase property or to substantially increase useful lives of property are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

       The Company provides for depreciation and amortization of property and equipment using annual rates which are sufficient to amortize the cost of depreciable assets over their estimated useful lives. The Company uses accelerated methods of depreciation and amortization over estimated useful lives of five to ten years for furniture and fixtures, five to six years for computer equipment and three to seven years for computer software.

       (e)  Intangible Assets

       Intangible assets are amortized on a straight-line basis of their estimated useful life. Estimated useful lives are 5 years for organizational costs and 15 years for goodwill. The Company monitors events and circumstances which may require a review of the carrying value of its intangible assets at each balance sheet date to assess recoverability based on estimated undiscounted future operating cash flows. Impairments are recognized when future discounted cash flows are less than the carrying amount. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows are not achieved.

       (f)  Income Taxes

       The Company, with the consent of its members, elected under the Internal Revenue Code to be a limited liability company (or LLC). In lieu of corporation income taxes, the members of an LLC are taxed on their proportionate share of the Company's taxable income as provided by the operating agreement. Therefore, no provision or liability for federal income taxes has been included in these financial statements for 1997 because the liability for income taxes is the responsibility of the member-owners of the Company.


   (2) Long-term Debt

       The Company's long-term debt at December 31, 1997, consists of the following:

       Note payable to bank, at 8.74%, payable in monthly
            installments of $3,168 including interest,
            with final payment of principal and interest
            due November 1, 1999; secured by the assets
            of the Company                                          $  66,985

       Note payable to bank, at 8.69%, payable in monthly
            installments of $3,166 including interest,
            with final payment of principal and
            interest due November 15, 1999; secured
            by the assets of the Company                               67,440

       Note payable to bank, at 9.15%, payable in monthly
            installments of $3,171 including interest,
            with final payment of principal and
            interest due September 1, 2000; secured
            by the assets of the Company                               80,107

       Note payable to bank, at 8.682%, payable in monthly
            installments of $3,193 including interest,
            with final payment of principal and
            interest due April 15, 2000; secured by
            the assets of the Company                                  92,363
                                                                     --------
       Total long-term debt                                           306,895

       Less current portion                                           130,375
                                                                     --------
       Long-term debt, net of current portion                      $  176,520
                                                                     ========

       On April 9, 1997 the Company entered into an agreement with the bank that permits the Company to borrow up to $750,000, at the bank's discretion, at the bank's prime rate of interest (8.5% at December 31, 1997). The outstanding borrowings of $661,000 are payable upon notice from the bank.

       On February 4, 1998, the Company entered into a new note payable with a bank. The balance of the note is $100,000, payable in monthly installments of $3,163, including interest and principal, with interest at 8.55%. The final maturity of the note is April 1, 2001. Through May 30, 1998, the Company reduced outstanding borrowings on its line of credit by $451,000. The repayments on the line of credit were funded primarily by additional subsequent net capital contributions of approximately $377,360 (net of subsequent distributions of $72,640) by the Company's member-owners.

       The aggregate maturities of long-term debt at December 31, 1997 are $130,375 for 1998; $137,046 for 1999; and $39,474 for 2000.


   (3) Lease

       The Company leases office space under operating leases in which the Company is charged a monthly base rental payment. The last of these leases expire on October 7, 2000, and provides an option to extend the lease term an additional three years. The Company is also obligated to repay leasehold obligations of $72,669 and $3,554 to a lessor, payable in monthly installments of $1,808 and $370, respectively. The leasehold obligation originated because the lessor provided the financing for leasehold improvements made by the Company. On March 13, 1998, the Company exercised an option to extend the lease through October 2000 and has options to renew this lease through October 2003. The net remaining leasehold obligation that will be due and payable October 2000, if the Company does not further extend the related operating lease, is approximately $25,600. Rental expense was approximately $265,000 during 1997 under these operating leases, and is included in selling, general, and administrative expenses in the statement of operations.

       Following is a summary of approximate future minimum lease payments under capitalized leases and under operating leases:


                                      Capitalized   Operating
                                         leases       leases

       1998                            $ 17,160       281,000
       1999                              17,160       295,000
       2000                              17,160        74,000
       2001                              17,160
       2002                               4,290           -
                                        -------       -------
       Total minimum lease payment       72,930       650,000
                                                      =======
       Imputed interest                 (11,899)
                                        -------
       Present value of minimum
        capitalized lease payments       61,031

       Current portion                  (12,450)
                                        -------
       Capitalized lease obligations,
        net of current portion         $ 48,581
                                        =======

       On January 28, 1998, the Company entered into an operating lease for other office space. This lease, which expires January 31, 2001, commits the Company to minimum annual payments of approximately $11,000 in 1998; $26,000 in 1999; $33,000 in 2000; $40,000 in 2001;
       and $46,000 thereafter. The Company has options to renew this lease for an additional three years and an option to terminate the lease early on May 31, 2000 in exchange for a termination fee equal to three months base rent if 120 days advance notice is provided.


   (4) Employee Retirement Plans

       The Company sponsors a defined contribution 401(k) savings plan covering substantially all employees meeting certain minimum eligibility requirements. The Company is permitted to make discretionary contributions on behalf of eligible participants although the Company has not chosen to make such contributions.


   (5) Capital Commitment

       Under an operating agreement dated November 9, 1995, the members of the Company agreed to provide initial capital in the amount of $800,000 (in the aggregate) and have committed to provide additional capital contributions of $250,000 (in the aggregate), if required. As of December 31, 1997, $1,000,000 of these capital contributions have been made.


   (6) Commitments and Contingencies

       Substantially all of the assets of the Company were acquired from The Ohio State University (the University) under an acquisition agreement dated November 13, 1995. Although the University holds no direct equity interest in the Company, the University is entitled to 10% of the sales proceeds if the Company is sold or if there is a change in control, as defined in the acquisition agreement. The acquisition agreement also restricts increases in salary and incentive compensation paid to employees and the controlling member-employee, and restricts distributions to members to a return of 16% on their capital. Members are also permitted to take distributions equal to 50% of the taxable income of the Company to pay their personal income tax liabilities.

       In September 1997, the Company adopted the Healthcare Research Systems, Ltd. Equity Compensation Plan (the Equity Plan). Participants include those employees meeting certain minimum eligibility requirements. Under the Equity Plan, a participant is granted units of participation deemed to be the equivalent of "phantom" shares in the Company. Concurrent with the adoption of the Equity Plan, the Company granted units of participation representing equivalent phantom interests of 4.37% of members' equity, as defined. Units of participation granted in 1997 were immediately vested. The value of the units of participation is a function of the amount, if any, by which the fair value of the members' equity exceeds or increases the sales value of the Company less adjustments defined in the plan agreement. The value of the units of participation are payable in cash in the event that the Company is sold or merged. The Company has reported compensation expense of $200,000 in 1997 based upon the estimated value of those units, with such expense classified as a component of selling, general and administrative expenses.

   (7) Subsequent Event

       In May 1998, the owner-members of the Company agreed to sell the business of the Company to National Research Corporation through the sale of substantially all of the Company's assets for fixed cash consideration of approximately $5.1 million and contingent consideration of $3.0 million in cash. The contingent consideration is payable in 1999 and dependent upon future revenues attained by the business. In connection with the transaction, the Company is liable to the University for 10% of the sales proceeds as discussed in note 6.

            HEALTHCARE RESEARCH SYSTEMS, LTD.

            Condensed Financial Statements

            March 31, 1998

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Condensed Balance Sheets

   March 31, 1998 and December 31, 1997


                                                   March 31,     December 31,
                      Assets                          1998           1997
                                                  (unaudited)
   Current assets:
     Cash                                       $      141,283         7,009
     Trade accounts receivable                       1,113,194     1,378,712
     Unbilled revenues                                 556,480       287,810
     Prepaid expenses and other                         40,591         8,698
                                                     ---------     ---------
   Total current assets                              1,851,548     1,682,229
                                                     ---------     ---------
   Net property and equipment                          971,212       879,724
                                                     ---------     ---------
   Other assets:
     Organizational costs, net                          48,165        52,826
     Goodwill, net                                      47,361        48,302
     Other assets                                      108,064       117,103
                                                      --------      --------
   Total other assets                                  203,590       218,231
                                                      --------      --------
   Total assets                                 $    3,026,350     2,780,184
                                                     =========     =========

          Liabilities and Members' Equity

   Current liabilities:
    Current portion of long-term debt and
     capital lease obligations                         155,593       142,825
    Notes payable to bank                                  -         661,000
    Leasehold obligations                               71,095        76,223

    Accounts payable and accrued expenses              742,458       381,459
    Accrued wages                                      164,106        92,554
    Accrued vacation                                    94,588        84,537
    Billings in excess of revenues earned              825,948       778,459
                                                     ---------     ---------
   Total current liabilities                         2,053,788     2,217,057

   Capital lease obligations and long-term
    debt, net of current portion                       172,545       225,101
                                                     ---------     ---------
   Total liabilities                                 2,226,333     2,442,158
                                                     ---------     ---------
   Members' equity                                     800,017       338,026

   Commitments and contingencies
                                                     ---------     ---------
   Total liabilities and members' equity             3,026,350     2,780,184
                                                     =========     =========


   See accompanying notes to condensed financial statements.

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Condensed Statements of Operations

   Three months ended March 31, 1998 and 1997

                                                        1998       1997
                                                          (unaudited)


   Revenues                                       $  2,088,394   1,424,589
                                                     ---------   ---------
   Operating expenses:
     Direct expenses                                 1,162,222     851,813
     Selling, general and administrative               773,004     615,888
     Depreciation and amortization                      85,572      24,438
                                                     ---------   ---------
   Total operating expenses                          2,020,798   1,492,139
                                                     ---------   ---------
   Operating income (loss)                              67,596     (67,550)
                                                     ---------   ---------
   Other income (expense):
     Interest income                                                 5,047
     Interest expense                                  (12,021)     (3,427)
     Other, net
                                                      ---------  ---------

   Total other expense                                  (12,021)      1,620
                                                      ---------    --------
   Net income (loss)                               $     55,575     (65,930)
                                                      =========    ========


   See accompanying notes to condensed financial statements.

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Condensed Statement of Cash Flows

   Three months ended March 31, 1998 and 1997


                                                         1998         1997
                                                            (unaudited)

   Cash flows from operating activities:
     Net income                                     $    55,575     (65,390)
     Adjustments to reconcile net income to net
      cash provided by (used in) operating
        activities:
       Depreciation and amortization                     87,601      27,437
       Changes in assets and liabilities:
        Trade accounts receivable                       265,518    (373,897)
        Other assets                                     (3,189)      1,911
        Accounts payable and accrued expenses           400,624     178,987
        Billings in excess of revenues earned          (556,480)    208,636
        Other liabilities                               321,344         -
                                                       --------   ---------
   Net cash provided by (used in) operating
     activities                                         570,993     (22,316)
                                                       --------   ---------
   Cash flows from investing activities:
     Purchases of plant, property and equipment        (162,933)   (141,359)
     Other                                               (1,515)        -
                                                       --------   ---------

   Net cash used in investing activities               (164,448)   (141,359)
                                                      ---------   ---------
   Cash flows from financing activities:
     Proceeds from contributions of capital by          406,416         -
     Payments of distributions to members                  -        (25,121)
     Payments under line of credit                     (661,000)    (12,406)
     Repayments on long-term debt and capital           (31,642)        -
                                                       --------    --------
   Net cash provided by financing activities           (286,226)    (37,527)
                                                       --------    ---------
   Net increase (decrease) in cash                      120,319    (201,202)

   Cash at balance at beginning of period                20,964     620,575
                                                       --------    --------
   Cash balance at end of period                    $   141,283     419,373
                                                       ========    ========
   Supplemental disclosures of noncash investing
     Cash paid for interest                         $       -        57,186
                                                       ========   =========


   See accompanying notes to condensed financial statements.

   HEALTHCARE RESEARCH SYSTEMS, LTD.

   Notes to Condensed Financial Statements

   March 31, 1998



   (1) Basis of Presentation

       The condensed balance sheet of Healthcare Research Systems, Ltd. (the Company) at December 31, 1997 was obtained from the Company's audited balance sheet as of that date. All other financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented. Such adjustments consist only of normal recurring items. The condensed financial statements should be read in conjunction with the financial statements and notes thereto, contained elsewhere in this document.

       (b)  Pro Forma Financial Information.


   NATIONAL RESEARCH CORPORATION

   Pro Forma Condensed Consolidated Financial Statements

   Basis of Presentation
   (Unaudited)


   The following unaudited pro forma condensed consolidated financial statements give effect to National Research Corporation's acquisition of Healthcare Research Systems, Ltd. (HRS) using the purchase method of accounting. The acquisition of the business of HRS occurred through a purchase of substantially all of the assets of the business, with such acquisition effective June 1, 1998.

   The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of HRS as if the transaction had occurred on March 31, 1998.

   The unaudited pro forma condensed consolidated statements of operations give effect to HRS' results of operations for the (pre-acquisition) year ending December 31, 1997, and for the three months ending March 31, 1998, as if the transaction had occurred as of January 1, 1997.

   The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of the National Research Corporation (the Company) and HRS, and should be read in conjunction with those financial statements and notes thereto appearing in the Company's 1997 Form 10-K , the Company's Form 10-Q for the quarter ended March 31, 1998 and elsewhere in this document.

   The unaudited pro forma condensed consolidated financial statements do not necessarily indicate the results that would have actually occurred if the acquisition had been in effect on the date indicated or that may occur in the future.


   NATIONAL RESEARCH CORPORATION

   Pro Forma Condensed Consolidated Balance Sheet

   March 31, 1998 (Unaudited)

                                                                                                       Pro Forma
                                         National        Healthcare        Pro Forma                   National
                                         Research         Research          Adjust-       Note         Research
                Assets                  Corporation     Systems, Ltd.        ments        Ref.        Corporation
   Current assets:
    Cash and cash equivalents       $     3,893,360            141,283            -                      4,034,643
    Investments in marketable
      securities                         15,651,125                -       (4,627,638)    2(a)          11,023,487
    Trade accounts receivable, net        1,331,743          1,113,194            -                      2,444,937
    Unbilled revenues                       633,872            556,480            -                      1,190,352
    Prepaid expenses and other              576,697             40,591            -                        617,288
    Deferred income taxes                   112,255                -              -                        112,255
                                         ----------          ---------      ---------                   ----------
   Total current assets                  22,199,052          1,851,548     (4,627,638)                  19,422,962
                                         ----------          ---------      ---------                   ----------
   Property and equipment, net              725,306            971,212       (821,212)    2(b)             875,306
   Deferred income taxes                    136,745                -              -                        136,745
   Intangible assets                            -               95,526      2,307,813     2(c)           2,403,339

   Other assets                              42,538            108,064       (108,064)    2(d)              42,538
                                         ----------         ----------     ----------                   ----------
   Total assets                     $    23,103,641          3,026,350     (3,249,101)                  22,880,890
                                         ==========         ==========     ==========                   ==========
     Liabilities and Shareholders'
                 Equity

   Current liabilities:
    Current portion of long-term
       debt and capital lease                                                                               12,450
         obligations                            -              155,593       (143,143)    2(e)
                                                                                                            71,095
    Leasehold obligations                       -               71,095            -
    Accounts payable and accrued
     expenses                               902,387            742,458            -                      1,644,845
    Accrued liabilities, including
       wages, bonuses and Profit
       sharing                              710,025            258,694        283,023     2(f)           1,251,742
    Income taxes payable                    363,229                -              -                        363,229
    Billings in excess of revenues
      earned                              2,155,697            825,948            -                      2,981,645
                                         ----------         ----------     ----------                   ----------
   Total current liabilities              4,131,338          2,053,788        139,880                    6,325,006
                                         ----------         ----------     ----------                   ----------
   Capital lease obligations and
    long-term debt, net of current
    portion                                     -              172,545       (126,979)    2(e)              45,566
   Accrued liabilities                      289,701                -          512,339     2(f)             802,040
                                         ----------         ----------     ----------                   ----------
   Total liabilities                      4,421,039          2,226,333        525,240                    7,172,612
                                         ----------         ----------     ----------                   ----------
   Shareholders' equity:
    Common stock                              7,305                -              -                          7,305
    Additional paid-in capital           16,839,839                -              -                     16,839,839
    Retained earnings (accumulated
     deficit)                             1,835,458            800,017     (3,774,341) 2(g), 2(c)       (1,138,866)
                                         ----------         ----------     ----------                   ----------
   Total shareholders' equity            18,682,602            800,017     (3,774,341)                  15,708,278

   Total liabilities and
     shareholders' equity           $    23,103,641          3,026,350     (3,249,101)                  22,880,890
                                         ==========         ==========     ==========                   ==========

   See accompanying notes to pro forma condensed consolidated financial statements.


   NATIONAL RESEARCH CORPORATION


   Pro Forma Condensed Consolidated Statement of Operations

   Year ended December 31, 1997 (Unaudited)


                                                                                 Pro Forma
                                 National     Healthcare    Pro Forma             National
                                 Research      Research      Adjust-     Note     Research
                                Corporation  Systems,Ltd.     ments      Ref.   Corporation
   Revenues                 $   16,284,133     6,516,162         -                  22,800,295
                                ----------    ----------     ---------              ----------

   Operating expenses:
     Direct expenses             7,178,408     3,795,928          -                 10,974,336
     Selling, general and
       administrative            3,980,316     3,173,280          -                  7,153,596
     Depreciation and
       amortization                159,013       271,161       139,795    3            569,969
     Special compensation
       charge                    1,740,000          -             -                  1,740,000
     In-process research and
       development                    -             -        2,974,324    4          2,974,324
                                ----------    ----------    ----------              ----------
   Total operating expenses     13,057,737     7,240,369     3,114,119              23,412,225
                                ----------    ----------    ----------              ----------
   Operating income (loss)       3,226,396      (724,207)   (3,114,119)               (611,930)

   Other income (expense),
     net                           367,033       (52,534)         -                    314,499
                                ----------    ----------    ----------             -----------
   Income (loss) before
     income taxes                3,593,429      (776,741)   (3,114,119)               (297,431)

   Income tax expense              376,000           -             -                   376,000
                                ----------    ----------    ----------              ----------
   Net income (loss)             3,217,429      (776,741)   (3,114,119)               (673,431)

   Pro forma income tax
     expense (benefit)             803,463           -      (1,556,344)   5           (752,881)
                                ----------     ---------    ----------              ----------
   Pro forma net income
     (loss)                   $  2,413,966      (776,741)   (1,557,775)                 79,450
                                ==========     =========    ==========              ==========
   Pro forma net income per
     share--basic and
     diluted                  $       0.37                                                0.01
                                    ======                                             =======

   Weighted common shares
     and common share
      equivalents --
      Basic                      6,439,540                                           6,439,540
      Diluted                    6,440,234                                           6,440,234


   See accompanying notes to pro forma condensed consolidated financial statements.

   NATIONAL RESEARCH CORPORATION

   Pro Forma Condensed Consolidated Statement of Operations

   Three Months Ended March 31, 1998 (Unaudited)


                                                                                               Pro Forma
                                   National        Healthcare       Pro Forma                  National
                                   Research         Research         Adjust-        Note       Research
                                 Corporation      Systems,Ltd.        ments         Ref.      Corporation
   Revenues                  $    3,406,100       2,088,394             -                        5,494,494
                                -----------       ---------        ----------                    ---------
   Operating expenses:
     Direct expenses              1,508,961       1,162,222             -                        2,671,183
     Selling, general and
      administrative              1,188,588         773,004             -                        1,961,592
     Depreciation and
      amortization                   51,993          85,572            34,949     3                172,514
                                 ----------      ----------         ---------                   ----------
   Total operating expenses       2,749,542       2,020,798            34,949                    4,805,289
                                 ----------      ----------         ---------                   ----------
   Operating income                 656,558          67,596           (34,949)                     689,205

   Other income (expense),
    net                             262,200         (12,021)            -                          250,179
                                 ----------      ----------        ----------                   ----------
   Income before income
    taxes                           918,758          55,575           (34,949)                     939,384

   Income tax expense               357,000            -                -                          357,000
                                 ----------      ----------        ----------                   ----------
   Net income                       561,758          55,575           (34,949)                     582,384

   Pro forma income tax expense        -               -                8,250      4                 8,250
                                 ----------      ----------        ----------                   ----------
   Pro forma net income         $   561,758          55,575           (43,199)                     574,134
                                 ==========      ==========        ==========                   ==========
   Pro forma net income per
     share--basic
     and diluted                $      0.08                                                           0.08
                                     ======                                                         ======

   Weighted common shares
     and common share
     equivalents --
      Basic                       7,305,000                                                      7,305,000
      Diluted                     7,305,000                                                      7,305,000




   See accompanying notes to pro forma condensed consolidated financial statements.

   NATIONAL RESEARCH CORPORATION

   Notes to Pro Forma Consolidated Financial Statements

   March 31, 1998 (Unaudited)


   (1) Acquisition of Healthcare Research Systems, Inc.

       Effective June 1, 1998, National Research Corporation (the Company) acquired the business of Healthcare Research Systems, Inc. (HRS) through an acquisition of assets. Consideration paid by the Company at closing included a fixed payment of $5,100,000 less a reimbursement for net working capital deficit assumed. The Company also incurred liabilities of $795,362 in connection with management's plans to exit certain activities of HRS and related direct costs of acquiring HRS. The Company acquired substantially all of the assets and liabilities of HRS, except certain long-term debt of $270,122 which was paid by the seller from the proceeds of the transaction.

       The Company is also committed to pay additional contingent consideration of $1.5 million in January 1999 and $1.5 million in June 1999 if HRS is able to achieve revenue levels specified in the acquisition agreement. The Company records contingent consideration when the contingency is resolved and the consideration is payable.
       The amortization of additional values that may be assigned to goodwill will be amortized over its remaining estimated useful life of 20 years. Consequently, additional charges to the statement of operations may result as additional contingent consideration is incurred by the Company over the remaining earn-out period.


   (2) Allocation of Purchase Price

       The allocation of purchase price is based upon management's best estimate of the fair values of identifiable assets and liabilities of HRS at the date of acquisition. Adjustments to the pro forma condensed consolidated balance sheet resulting from the net consideration of $4,627,638 issued in the acquisition of HRS is as follows:

       (a)  Cash and Investments in Marketable Debt Securities

       An adjustment of $4,627,638 has been made to record the net consideration issued in the acquisition, through the Company's liquidation of investments in marketable debt securities. Net consideration of $4,627,638 consists of the fixed payment of $5,100,000, less an adjustment of $202,240 for working capital deficit assumed and less debt of $270,122 repaid from gross cash proceeds.

       (b)  Property and Equipment

       An adjustment of $821,212 has been made to record fixed assets acquired from HRS at their estimated fair value of $150,000.

       (c)  Intangible Assets

       An adjustment of $2,307,813 has been made to record intangible assets consisting of the following items and an adjustment of $2,974,324 has been made to write-off in-process research and development acquired. A summary of the intangible assets acquired is shown the following page.


                                                             Estimated
                                                 Fair          useful
                                                value           life

   Workforce in place                      $  272,882         10 years
   Customer lists                             359,048         15 years
   Goodwill                                 1,771,409         20 years
                                            ---------
   Total intangible assets                  2,403,339

   In-process research and development      2,974,324          0 years
                                            ---------
   Total                                   $5,377,663
                                            =========

       (d)  Other Assets

       An adjustment of $108,064 has been made to record other assets acquired from HRS at their estimated fair value of zero.

       (e)  Long-Term Debt

       Adjustments of $143,143 for the current portion and $126,979 for the noncurrent portion of HRS' debt that was repaid by the sellers of the business from the proceeds of the transaction.

       (f)  Accrued Liabilities

       An adjustment of $795,362 has been made to record additional accrued liabilities incurred in connection with management's plans to exit certain activities of HRS and to record direct costs incurred to complete the acquisition. Accrued exit costs include commitments on abandoned premises under operating leases ($605,362) and moving expenses ($20,000). Direct costs of acquisition ($170,000) include out-of-pocket costs for legal, accounting and travel expenses incurred in completing the acquisition. The adjustment has been classified as current liabilities of $283,023 and noncurrent liabilities of $512,330.

       In the second quarter of 1998, the Company also expects to incur pre-tax restructuring charges of approximately $304,000 related to severance incurred from the involuntary termination of its employees. The workforce reduction is expected as part of the Company's costs of integrating certain aspects of its business with the business of HRS. No adjustments have been made to the accompanying pro forma condensed consolidated financial statements for the expected impact of these costs.

       (g)  Shareholders' Equity

       An adjustment of $800,017 has been made to eliminate the net assets of HRS in consolidation.


   (3) Depreciation and Amortization

       For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 1997, and for the three-months ended March 31, 1998, adjustments have been made to give effect to the amortization of intangible assets acquired, allocated as shown on the following page.


                                                Year ended      Three months
                                               December 31,    ended March 31,
                                                   1997             1998

    Workforce in place                             $27,288           $6,822
    Customer lists                                  23,937            5,984
    Goodwill                                        88,570           22,143
                                                   -------          -------
    Total adjustments to amortization
          and depreciation expense                $139,795           34,949
                                                   -------          -------

   (4) In-Process Research and Development

       For purposes of the pro forma condensed consolidated statement of operations for the year ended December 31, 1997, an adjustment of $2,974,324 has been recorded to write-off in-process research and development acquired.


   (5) Pro Forma Income Tax Expense (Benefit)

       For purposes of the pro forma condensed consolidated statements of operation for the year ended December 31, 1997 and for the three months ended March 31, 1998, adjustments of $(1,572,344) and $4,250, respectively, have been made to give effect to recording income tax expense (benefit) on the income (loss) of HRS and the tax effect of the foregoing adjustments to depreciation and amortization and in-process research and development at an effective tax rate of 40%.


       (c)  Exhibits.

            The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATIONAL RESEARCH CORPORATION



   Date:  August 13, 1998             By: /s/ Patrick E. Beans
                                          Patrick E. Beans
                                          Vice President, Treasurer,
                                          Secretary and Chief Financial
                                          Officer

                          NATIONAL RESEARCH CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated June 11, 1998


   Exhibit
      No.                             Description

   (2) Asset Purchase Agreement, dated as of June 11, 1998, by and among National Research Corporation, Healthcare Research Systems, Ltd., and the members of Healthcare Research Systems, Ltd.*
            [Previously filed with this Current Report on Form 8-K]

   (23)     Consent of KPMG Peat Marwick LLP


   __________________________

   *The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.